UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

THE READER'S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Commission File Number)	13-1726769 (I.R.S. Employer Identification Number)
Pleasantville, New York (Address of principal executive offices)	10570-7000 (Zip Code)

Registrant's telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 6 pages.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement

On June 30, 2006, the Board of Directors of The Reader’s Digest Association, Inc. (the “Company”) approved the following:

•
Termination of The Reader’s Digest Association, Inc. 2001 Income Continuation Plan (the “2001 Plan”), effective on July 7, 2008 after 24 months’ notice of termination to the current participants, as required under the 2001 Plan.

•	Adoption of The Reader’s Digest Association, Inc. 2006 Income Continuation Plan (the “2006 Plan”), effective June 30, 2006.

•
Determination of the initial participants in the 2006 Plan and the level of benefits that those participants will be eligible to receive under the 2006 Plan. These participants include some executive officers of the Company.

•
Determination of the current participants in the 2001 Plan who will participate in the 2006 Plan effective upon termination of the 2001 Plan, and the level of benefits that those participants will be eligible to receive under the 2006 Plan. These participants include some executive officers of the Company, including the following, who were the Company’s fiscal 2005 “named executive officers” within the meaning of Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934:

Participant	Severance Multiplier (described below)
Chief Executive Officer (Eric W. Schrier)	3x
Executive Vice President (Thomas D. Gardner)	3x
Chief Financial Officer (Michael S. Geltzeiler)	3x
President, QSP (Gary S. Rich)	2x

Thomas O. Ryder, Chairman, will not participate in the 2006 Plan because of his retirement from the Company effective December 31, 2006.

The terms of the 2006 Plan are the same as the 2001 Plan, except for the following:

•
The Board may not terminate or reduce the level of the participation of a participant in the 2006 Plan, suspend or terminate the 2006 Plan, or amend the 2006 Plan so as to impair the rights of any participant in the 2006 Plan unless the Board has provided written notice to any participant whose participation in the 2006 Plan is affected by such suspension, termination or amendment at least 12 months, rather than 24 months, in advance of such suspension, termination or amendment.

•	A material change in the participant’s authority will constitute a “constructive termination” within the meaning of the 2006 Plan only if the change is also adverse.

•
The payment of the participant’s annual bonus in the fiscal year in which there occurs a termination of employment for which benefits are payable under the 2006 Plan (a “Covered Termination of Employment”) will be based on the higher of (a) the participant’s annual target bonus under the applicable incentive compensation plan in such fiscal year and (b) the average of the participant’s last three annual bonuses under the incentive compensation plan, rather than the average of the three highest annual cash bonuses earned by the participant under the incentive compensation plan during the five-year period preceding the fiscal year in which the termination of employment occurs (the “Severance Bonus Amount”).

•
The Committee is authorized to determine each participant’s level of participation in the 2006 Plan by determining the Severance Multiplier to be applied to the participant’s annual base salary and Severance Bonus Amount, to be paid as a benefit under the 2006 Plan after a Covered Termination of Employment.

•
After a Covered Termination of Employment, all outstanding performance share awards, restricted stock units and similar long-term incentive awards previously granted to a participant under the Company’s Key Employee Long Term Incentive Plans will immediately vest in the participant and such awards will be paid out following the participant’s date of termination of employment either (a) as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the applicable performance period at the time of such termination of employment or (b) in such greater amount as the Committee shall determine, if at least half of the performance period will have been completed at the time of such termination of employment.

•
In lieu of continued participation in medical, dental and group life insurance benefits provided to active employees, the Company will, after a Covered Termination of Employment, pay to the participant an amount equal to the pre-tax cost that the Company would have incurred to provide such benefits to the participant as an active employee and to the participant’s eligible dependents who were receiving such benefits as of the date of the Covered Termination of Employment.

•
After a Covered Termination of Employment, COBRA continuation coverage shall begin on the date coverage under the Company’s healthcare programs ceases, and shall be available for the greater of (i) the number of years equal to the Severance Multiplier applicable to the participant or (ii) the minimum period required by law.

•
Unless the participant in the 2006 Plan was also a participant in The Reader’s Digest Association, Inc. Executive Cash Balance Plan before January 1, 2005, the participant will not receive after a Covered Termination of Employment a payment equal to 1.5 times the Contribution Credits (as defined in the Executive Cash Balance Plan) that would have been made to the participant’s account under the Executive Cash Balance Plan. Messrs. Schrier, Gardner and Rich were participants in the Executive Cash Balance Plan before January 1, 2005.

•
No participant will receive after a Covered Termination of Employment a payment equal to 1.5 times the Base Credit (as defined in the Excess Benefit Retirement Plan of The Reader’s Digest Association, Inc. (the “Excess Cash Balance Plan”)) that would have been made to the participant’s cash balance accounts under the Excess Cash Balance Plan and The Reader’s Digest Association, Inc. Retirement Plan.

•
If a participant is entitled to a Gross-Up Payment, but the Parachute Value of the Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment will be made to the participant and the Plan Payments, in the aggregate, will be reduced (but not below zero) such that the Parachute Value of all Payments equals the Safe Harbor Amount, determined in such a manner as to maximize the Value of all Payments actually made to the participant. The following terms have the following meanings for purposes of this provision:

➢
“Excise Tax” means the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), together with any interest or penalties imposed with respect to such excise tax.

➢
“Parachute Value” of a Payment means the present value as of the date of the Change of Control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

➢
“Payment” means any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the participant, whether paid or payable pursuant to the Plan or otherwise.

➢	“Plan Payment” means a Payment paid or payable pursuant to the Plan (disregarding the above provision).

➢	“Safe Harbor Amount” means the maximum Parachute Value of all Payments that the participant can receive without any Payments being subject to the Excise Tax.

➢
“Value” of a Payment means the economic present value of a Payment as of the date of the Change in Control for purposes of Section 280G of the Code, as determined using the discount rate required by Section 280G(d)(4) of the Code.

On June 30, 2006, the Board of Directors of the Company also approved amendments to The Reader’s Digest Association, Inc. Executive Cash Balance Plan (the “ECB Plan”) that generally reduced the benefits under the ECB Plan as follows:

•
Eliminated the availability of supplemental benefits for participants in the ECB Plan in case of total disability; provided that any executive who became a participant in the ECB Plan prior to January 1, 2005 will be entitled to receive an annual disability benefit of 60% of base salary, up to $30,000 per month, for a maximum of five years, offset by coverage under the Company’s general employee long-term disability plan.

•	Eliminated immediate vesting of ECB Plan benefits upon total disability; replaced with continued accrual of credited service for vesting purposes during a period of long-term disability.

•
Eliminated eligibility of a participant for retiree healthcare benefits when the participant’s age plus years of service equals at least 65; provided that any executive who became a participant in the ECB Plan prior to January 1, 2005 and is not eligible for benefits under the Retiree Health Plan will be entitled upon retirement to an annual cash payment of $500 per year ($1,000 if the participant is married) of active service after age 40 up to a maximum of $7,500 per person until the participant becomes Medicare eligible and $900 ($1,800 if the participant is married) thereafter.

The ECB Plan amendments also:

•	Eliminated the requirement that 50% of the Company’s contribution credits to each participant’s account be hypothetically invested in the Company’s Common Stock;

•
Permitted participants to diversify balances hypothetically invested in the Company’s Common Stock so that those balances may be instead hypothetically invested as directed by the participant among any of the investment funds available under the 401(k) Partnership of The Reader’s Digest Association, Inc.

The participants in the ECB Plan are Michael S. Geltzeiler, Senior Vice President and Chief Financial Officer, who became a participant as of July 1, 2006 (with credited service since July 1, 2005), and Eric W. Schrier, President and Chief Executive Officer, Thomas D. Gardner, Executive Vice President, and President, Reader’s Digest International, and Gary S. Rich, Senior Vice President, and President, QSP, Inc., who have been participants since prior to January 1, 2005. All of the participants were, for fiscal 2005, “named executive officers” within the meaning of Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.
(Registrant)

Date: July 7, 2006	/s/ Michael A. Brizel
Michael A. Brizel
Senior Vice President and General Counsel